ENDORSEMENT APPLICABLE TO THE RIGHT TO ADD AN OPTIONAL
               GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL") OR
                GUARANTEED MINIMUM INCOME BENEFIT ("GMIB") RIDER

The term "Contract" as used in this Endorsement applies either to a Contract or Certificate.

This Endorsement is part of your Contract, and the same definitions apply to the capitalized terms used herein. The benefit described in this Endorsement is subject to all the terms contained in your Contract, except as modified below. In this Endorsement, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner.

PART I - ADDING THE GWBL RIDER

GWBL RIDER ELIGIBILITY REQUIREMENTS

You are eligible to add the Guaranteed Withdrawal Benefit for Life (GWBL) Rider to your Contract after your Contract Date subject to the following conditions:

      (i) the only GWBL Rider you may add is the same rider that would have been issued on the Contract Date if you had elected it on your application for this Contract. A rider is the same rider only if it has the identical terms and conditions, including the same maximum charge;

      (ii) you elected the Standard Guaranteed Minimum Death Benefit (GMDB) on your application for this Contract. If the [Annual Ratchet to Age [85] GMDB, the "Greater of" GMDB, the Earnings Enhancement Benefit, the Guaranteed Minimum Income Benefit or the Principal Guarantee Benefit] Rider was issued under your Contract, then this Rider does not apply and you may not add the GWBL Rider;

      (iii) the GWBL Rider that was available on your Contract Date will continue to be available for addition to this Contract for at least [90 days] from the Contract Date. That GWBL Rider will not be available for addition to this Contract after the later of the following: (i) [90 days] from the Contract Date and (ii) the date we stop issuing that GWBL Rider for new Contracts of the same class as this Contract; and,

      (iv) you must be between the ages of [45] and [84] on the GWBL Rider Addition Date described below for such request to take effect. If you elect a Joint Life Benefit Contract under the GWBL Rider, you must be married and both you and your spouse must meet the age requirements in the previous sentence.

You may submit a request to add the GWBL Rider to your Contract to our Processing Office. If you meet the eligibility requirements, then your Rider will take effect on the Contract Date Anniversary on or following the date we receive the request. This is the "Effective Date" of your GWBL Rider. The date that the rider is added to your Contract, if such date precedes the Effective Date, is the "Addition Date" of your GWBL Rider.

GWBL RIDER ADDITION DATE

As of the GWBL Rider Addition Date the following occur:

      (i) Your Annuity Account Value will be reallocated among the Investment Options available under the GWBL Rider, based on your instructions. The GWBL Rider will show the Investment Options available under your Contract as of the Rider's Addition Date; and,

      (ii) Any dollar cost averaging program that you have in effect at the time you elect to add the GWBL Rider to your Contract will terminate. We will reallocate any Annuity Account Value remaining in your dollar cost averaging account to the Investment Options available under the GWBL Rider based on your instructions. You may thereafter elect any dollar cost averaging program then available for the Investment Options available under the GWBL Rider.

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

GWBL RIDER EFFECTIVE DATE:

         As of the GWBL Rider Effective Date:

         (i) Your initial GWBL Benefit Base is set to equal the Annuity Account Value under your Contract. The Deferral Bonus and Initial Benefit Base Guarantee described in the Rider are based on your initial GWBL Benefit Base;

         (ii) Contributions may not be made after your first withdrawal following the GWBL Effective Date; and,

         (iii)   All other terms and conditions of the GWBL Rider will apply.


OWNERSHIP OF THE CONTRACT WITH THE GWBL RIDER


The following table shows the Ownership options upon addition of the GWBL Rider.

--------------------------------------------------------------------------------------------------------
IF OWNERSHIP UNDER THE CONTRACT        THEN, UPON THE GWBL RIDER BECOMING EFFECTIVE UNDER THE
BEFORE ADDITION OF THE GWBL            CONTRACT, OWNERSHIP MAY BE STRUCTURED ON THE FOLLOWING
RIDER IS:                              BASIS:
--------------------------------------------------------------------------------------------------------
Individual Owner / Individual          You may elect the GWBL Rider on a Single or Joint Life basis.
Annuitant                              If you elect Single Life, you keep the original Contract
-------------------------------------  structure. If you elect Joint Life you must name a Successor
Individual Owner / Joint               Owner who is your spouse. The age of the younger of you or
Annuitants                             your spouse determines your Applicable Percentage.
                                       [NQ only] [The Successor Owner may be
                                       given ownership rights.]
--------------------------------------------------------------------------------------------------------
Joint Owners / Individual              If your Contract has spousal Joint Owners, you keep the
Annuitant                              original Contract structure. You may only elect the GWBL
-------------------------------------  Rider on a Joint Life basis. Single Life is not available. The
Joint Owners / Joint Annuitants        age of the younger of you or your spouse determines your
                                       Applicable Percentage.

                                       If your Contract has non-spousal Joint
                                       Owners, GWBL may not be elected.
--------------------------------------------------------------------------------------------------------
Non-natural Owner / Individual         You may elect the GWBL Rider on a Single or Joint Life basis.
Annuitant                              If you elect Single Life, you keep the original Contract
                                       structure. If you elect Joint Life you
                                       must name a Joint Annuitant who is the
                                       Annuitant's spouse. The age of the
                                       younger spouse determines the
                                       Applicable Percentage.
--------------------------------------------------------------------------------------------------------
Non-natural Owner / Joint              If the Contract has spousal Joint Annuitants, the original
Annuitants                             Contract structure remains. The GWBL Rider may be elected
                                       on a Joint Life basis only. Single Life is not available. The age of the younger spouse determines the Applicable Percentage.
--------------------------------------------------------------------------------------------------------

[NQ only] [If you have a collateral assignment in effect, you may not add this Rider to your Contract.]

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

PART II ADDING THE GMIB RIDER

GMIB RIDER ELIGIBILITY REQUIREMENTS

You are eligible to add the Guaranteed Minimum Income Benefit ("GMIB") Rider to your Contract after your Contract Date subject to the following conditions:

      (i) the only GMIB Rider you may add is the same rider that would have been issued on the Contract Date if you had elected it on your application for this Contract. A rider is the same rider only if it has the identical terms and conditions, including the same maximum charge.

      (ii) you elected one of the following Guaranteed Minimum Death Benefit options on your application for this Contract: 1) the Standard Guaranteed Minimum Death Benefit ("GMDB"), 2) the Annual Ratchet to Age [85] GMDB, or 3) the "Greater of" GMDB Rider with the same rollup rate as the GMIB Rider that you add. You may also have elected our Earnings Enhancement Benefit Rider. If the [Guaranteed Withdrawal Benefit for Life (GWBL) or the Principal Guarantee Benefit] Rider was issued under your Contract, then this Rider does not apply and you may not add the GMIB Rider;

      (iii) the GMIB Rider that was on your Contract Date will continue to be available for addition to this Contract for at least [90 days] from the Contract Date. That GMIB Rider will not be available for addition to this Contract after the later of the following: (i) [90 days] from the Contract Date and (ii) the date we stop issuing that GMIB Rider for new Contracts of the same class as this Contract; and,

      (iv) you must be between the ages of [20] and [74] on the GMIB Rider Addition Date described below for such request to take effect.

You may submit a request to add the GMIB Rider to your Contract to our Processing Office. If you meet the eligibility requirements, then your Rider will take effect on the Contract Date Anniversary on or following the date we receive the request. This is the "Effective Date" of your GMIB Rider. The date that the rider is added to your Contract, if such date precedes the Effective Date, is the "Addition Date" of your GMIB Rider.

GMIB RIDER EFFECTIVE DATE:

As of the GMIB Rider Effective Date:

      (i) your initial GMIB Benefit Base is set to equal the Annuity Account Value; and,

      (ii)  all other terms and conditions of the GMIB Rider will apply.

AXA EQUITABLE LIFE INSURANCE COMPANY

/s/ Christopher M. Condron               /s/ Karen Field Hazin
--------------------------               ---------------------
Christopher M. Condron                   Karen Field Hazin, Vice President,
President and Chief Executive Officer    Secretary and Associate General Counsel

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